UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

FLAGSHIP GLOBAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	26-4033740
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

50 Hill Crescent, Worcester Park, Surrey, England KT4 8NA
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: `

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	OTC PINK MARKETPLACE

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-198528

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are shares of common stock, par value $0.0001 per share, of Flagship Global Corporation, (the “Registrant”). The information required by this Item 1 is incorporated herein by reference to the information set forth under “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-198528) under the Securities Act of 1933, as amended, initially filed with the Securities and Exchange Commission on September 3, 2014 (as amended from time to time, the “S-1 Registration Statement”). Such information also will appear in the Registrant’s prospectus that forms a part of the S-1 Registration Statement, and such prospectus is incorporated herein by reference.

Item 2.	Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 13, 2017

Flagship Global Corporation

By:	/s/ Gary R. Brown
Name: Gary R. Brown
Title: Chief Executive Officer